EXHIBIT 1.2

EQUITY DISTRIBUTION PROGRAM
Distribution Agreement

__________ __, 20__
____________________
____________________
____________________
Attention:  ___________

Ladies and Gentlemen:

Sonic Solutions, a California corporation (the “Company”), confirms its agreement with ______________________, as agent (“you” or “[Bank]”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, of up to an aggregate of _____________ shares (the “Maximum Number of Shares”) of common stock, no par value (the “Common Stock”), of the Company.  Such shares are hereinafter collectively referred to as the “Shares.”  The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-___________) (the “registration statement”) for the registration of at least the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), which sets forth the terms of the offering, sale, plan of distribution of the Shares and additional information concerning the Company and its business.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to [Bank], including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.  Except where the context otherwise requires, as used herein, (1) “Basic Prospectus” means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement (the “Agreement”); (2) “Prospectus Supplement” means the final prospectus supplement dated _________, __, 20__, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to [Bank] in connection with the offering of the Shares; (3) “Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement; (4) “Permitted Free Writing Prospectuses” means the documents listed on Exhibit E hereto.  Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and [Bank] agree as follows:

1.	Issuance and Sale.

(a)
Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein and provided the Company provides [Bank] with any due diligence materials and information reasonably requested by [Bank] necessary for [Bank] to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, (A) with respect to purchase by [Bank] as principal, the Company and [Bank] shall enter into an agreement in accordance with Section 3 hereof regarding the number of Shares to be purchased by [Bank] and the manner in which and the other terms upon which such sale is to occur (each such transaction being referred to as a “Principal Transaction”), and (B) with respect to sales by [Bank] as agent, the Company and [Bank] shall enter into an agreement in accordance with Section 3 hereof regarding the number of Shares to be placed by [Bank] as agent for the Company and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”).  References herein to a “Transaction” shall mean a Principal Transaction or an Agency Transaction, as the context may require.  As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) [Bank]__, 20__, (y) the date on which the Maximum Number of Shares have been issued and sold pursuant to this Agreement, and (z) the termination of this Agreement pursuant to Sections 9 or 10 hereof (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the [The Nasdaq Global Select Market].

(b)
Subject to the terms and conditions set forth below, the Company appoints [Bank] as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder.  [Bank] will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below).  Neither the Company nor [Bank] shall have any obligation to enter into an Agency Transaction.  The Company shall be obligated to issue and sell through [Bank], and [Bank] shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by [Bank] and accepted by the Company as provided in Section 3 hereof.  [Bank] shall have the right, in its sole discretion, to reject any offer to purchase Shares, as a whole or in part, by persons solicited by [Bank] and any such rejection shall not be deemed a breach of [Bank]’s agreement herein.  The Company may accept or reject any proposed offer to purchase Shares, as a whole or in part, and no such rejection shall be deemed a breach of the Company’s agreement herein.

(c)
[Bank] covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 under the Act and meet the definition of an “at the market” offering under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At-the-Market-Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and [Bank] in writing.  [Bank] covenants and agrees that it shall not engage in a sale of Shares on the Company’s behalf that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act without the Company’s prior written consent.  The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” or a “distribution,” or [Bank] reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At-the-Market Offering, the Company will provide to [Bank], at[Bank]’s request and upon reasonable advance notice to the Company, on or prior to any Closing Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 7 hereof that the Company would be required to provide to [Bank] in connection with the amendment or supplementation of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each dated the Closing Date, and such other documents and information as [Bank] shall reasonably request.  Solely with respect to such sales that would constitute the sale of a “block” or a “distribution,” [Bank] shall use commercially reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Shares has been solicited by [Bank] and accepted by the Company.

(d)
Any obligation of [Bank] to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its covenants in Sections 5 and 7 hereof and elsewhere in this Agreement and to the continuing satisfaction of the additional conditions specified in Sections 6 and 8 hereof.

(e)
If the Company shall default on its obligation to deliver Shares to a purchaser whose offer it has accepted, the Company shall (i) hold [Bank] harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to [Bank] any fee to which it would otherwise be entitled in connection with such sale.

2.	Purchases as Principal.

(a)	Any purchases of Shares to be made by [Bank] in a Principal Transaction shall be expressly agreed on by the Company and [Bank] pursuant to a Transaction Notice.

(b)
For each Principal Transaction, the Company shall sell to [Bank], and [Bank] agrees to purchase from the Company, the number of Shares determined in the manner and on the terms set forth below and in the applicable Transaction Notice.  [Bank] intends to resell the Shares purchased in each Principal Transaction in transactions constituting an “at-the-market offering” as defined in Rule 415 promulgated under the Act or in such other manner as may be provided in the Prospectus and agreed in the applicable Transaction Notice, and may engage in sales of Common Stock, on the Purchase Date (as defined below) for any Shares deliverable pursuant to a Transaction Notice.

(c)
Neither the Company nor [Bank] shall have any obligation to enter into a Principal Transaction.  The Company shall be obligated to sell Shares to [Bank], and [Bank] shall be obligated to purchase Shares from the Company only if and when a Transaction Notice related to a Principal Transaction has been delivered by [Bank] and accepted by the Company as provided in Section 3 hereof, and upon the terms and subject to the conditions set forth herein and in the applicable Transaction Notice.

3.	Transaction Notices and Sales Process.

(a)
The Company may, from time to time during the Term, propose to [Bank] that they enter into an Agency Transaction or a Principal Transaction to be executed on a specified Exchange Business Day.  If [Bank] agrees to the terms of such proposed Transaction or if the Company and [Bank] agree to modified terms for such proposed Transaction, then [Bank] shall promptly send to the Company a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction.  If the Company wishes such proposed Transaction to become a binding agreement between it and [Bank], the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to [Bank] or sending a written notice to [Bank] (by any means permissible under Section 12 hereof) indicating its acceptance.  The terms reflected in a Transaction Notice shall become binding on [Bank] and the Company only if accepted by the Company no later than the times specified in Section 3(b) hereof.  Each Transaction Notice shall specify, among other things:

(i)	Whether the Transaction is an Agency Transaction or a Principal Transaction;

(ii)	the Exchange Business Day on which the Shares subject to such Transaction are intended to be sold (the “Purchase Date”);

(iii)
the number of Shares that the Company intends to sell (the “Specified Number of Shares”) on such Purchase Date, which shall be no less than 5% and no more than 25% of the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act, the “ADTV”) in the Common Stock on the Exchange for 30 Exchange Business Days preceding the date of delivery of the Transaction Notice, or as otherwise agreed between the Company and [Bank] and set forth in the Transaction Notice;

(iv)	whether the Company will grant [Bank] the right to elect to purchase additional Shares in accordance with Section 3(c) hereof;

(v)
in the case of a Principal Transaction, whether [Bank] shall have the option referred to in Section 3(c) hereof to increase the number of Shares to be sold by the Company and purchased by [Bank] acting as principal on such Purchase Date; and

(vi)	the lowest price (if any) at which the Company shall be obligated to sell Shares in such Transaction (a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares.  The Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement.  There shall be no more than one Transaction Notice and one related Transaction with respect to any Purchase Date.  A Transaction Notice conforming to the foregoing requirements, once accepted by the Company, shall be irrevocable, and the Company shall be obligated to sell the Specified Number of Shares (subject to increase pursuant to Section 3(c) hereof) and [Bank] shall be obligated, subject to the terms of, and satisfaction of the conditions set forth in, this Agreement and such Transaction Notice, including, but not limited to, Sections 1(c), (d) and (e) and Section 3(g) hereof, to (x) in Agency Transactions, use its commercially reasonable efforts to solicit offers for the Shares and (y) in Principal Transactions, purchase such Shares in accordance with the terms and conditions of this Agreement and such Transaction Notice.  Notwithstanding the foregoing, if the terms of any Agency Transaction or Principal Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and [Bank] shall agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)
The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York City time) on such acceptance date; provided that if a Transaction Notice is accepted prior to 8:30 a.m. (New York City time) on an Exchange Business Day (or by such later time as [Bank] may agree in its sole discretion), the Purchase Date in respect of such Shares shall be such date of acceptance.  For Principal Transactions, the price per Share to be paid by [Bank] to the Company for the purchase of any such Shares pursuant to this Agreement shall be the volume weighted average price of the Shares as reported by Bloomberg L.P. for the relevant Purchase Date (“VWAP”) or such other price per Share based on VWAP as may be agreed upon between the Company and [Bank] in the Transaction Notice (the “Principal Transaction Gross Sale Price”), less [Bank]’s commission of ___% of the Principal Transaction Gross Sale Price for all Shares sold and purchased as principal on such Purchase Date (including for any Shares sold and purchased upon exercise of any option granted pursuant to Section 3(c) hereof) (the Principal Transaction Gross Sale Price less [Bank]’s commission is referred to herein as the “Principal Transaction Net Sales Price”).  For Agency Transactions, [Bank]’s commission shall be ____ % of the actual sales price of the Shares (the “Agency Transaction Gross Sale Price” and together with the Principal Transaction Gross Sale Price, the “Gross Sale Price”) (the Agency Transaction Gross Sale Price less [Bank]’s commission is referred to herein as “Agency Transaction Net Sales Price” and together with the Principal Transaction Net Sales Price, the “Net Sales Price”).

(c)
If specified in a Transaction Notice for a Principal Transaction, [Bank] will have the option to elect, by notice to the Company delivered not later than 4:30 p.m. (New York City time) on the relevant Purchase Date, to increase the number of Shares to be sold by the Company and purchased by [Bank] acting as principal on such Purchase Date, provided that such number of Shares to be sold by the Company on any Purchase Date pursuant to this Section 3(c) shall not exceed two times the Specified Number of Shares; and provided further that such number of Shares to be sold by the Company, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, shall not exceed the Maximum Number of Shares.  The Specified Number of Shares to be sold by the Company on any Purchase Date, as it may be increased pursuant to this Section 3(c), is hereinafter referred to as the “Purchased Number of Shares” in respect of such Purchase Date.

(d)
If the Purchased Number of Shares for any Purchase Date exceeds 50% of the total number of shares of Common Stock traded on the Exchange during regular trading hours on the Purchase Date, [Bank] may, at its option, elect to reduce the Purchased Number of Shares to 50% of such total number of shares traded.  In the event that [Bank] has elected to purchase Shares pursuant to Section 3(c) hereof, any reduction in Shares required by this Section 3(d) shall be first made from such Shares.

(e)
If Shares are to be sold in an Agency Transaction that is an At-the-Market Offering, [Bank] will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Agency Transaction Gross Sales Price no later than the opening of trading on the immediately following Exchange Business Day.

(f)	Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to:

Bank:	_________________________
ABA #:	_________________________
Account name:	_________________________
Account #:	_________________________

against delivery of such Shares to:  (x) the accounts specified in writing by [Bank] for sales made by [Bank] acting as agent, or (y) [Bank] through the facilities of The Depository Trust Company for purchase from the Company by [Bank] acting as principal.  Such payment and delivery shall be made at or about 10:00 a.m., New York City time, on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (the “Closing Date”).  If the Company fails for any reason to make timely delivery of such Shares, the Company shall indemnify [Bank] and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that [Bank] may incur as a result of such failure.

(g)
If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Transaction, and [Bank] thereafter determines and notifies the Company that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell to or through [Bank], and [Bank] shall not be obligated to purchase or place, the Specified Number of Shares for such Transaction, except that [Bank] may, at its option, elect to have the Gross Sales Price for such Transaction equal such Floor Price in which case the parties shall be obligated to consummate such Transaction on that basis.

(h)
If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Transaction Notice shall be suspended until that or another exemptive provision shall have been satisfied in the judgment of each party.  [Bank] and the Company shall each calculate on a [weekly][1] basis the ADTV of the Common Stock.

4.      Representations and Warranties of the Company.  The Company represents and warrants to [Bank], on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice (a “Time of Acceptance”), (iii) each Purchase Date or Time of Sale (as defined below (if different) and (iv) each Closing Date, each such date listed in (i) through (iv), a “Representation Date”) that:

1 This can vary depending on the expected timing of Transaction Notices.

(a)
Registration Statement; Prospectus; and Any Permitted Free Writing Prospectus.  (i)The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; (ii) the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); (iii) the Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; (iv) the Registration Statement did not, as of the time of its effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); (vi) at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vii) at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ix) in the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning [Bank] and furnished in writing by or on behalf of [Bank] expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus.  “Time of Sale” means, with respect to each offering of Shares, the time after the Time of Acceptance as to such Shares and immediately prior to [Bank]’s initial entry into contracts with investors for the sale of such Shares.

(b)
Proper Use of Prospectus and Any Permitted Free Writing Prospectus.  Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by [Bank], of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor [Bank] is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(c)
FINRA Matters.  In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”), the Shares have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(d)
Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in any such incorporated document in reliance upon and in conformity with information concerning [Bank] and furnished in writing by or on behalf of [Bank] expressly for use in such incorporated document.

(e)
Organization and Power.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement.  Each subsidiary of the Company that is listed in the Company’s latest Annual Report on Form 10-K pursuant to the requirements of Form 10-K and Item 601(b)(21) of the Commission’s Regulation S-K (each a “Subsidiary”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(f)
Capitalization.  As of the date of this Agreement, the Company has, and as of each Representation Date the Company will have an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus under the heading “Capitalization”; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive or similar rights.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and the Shares will conform in all material respects to the description thereof contained in the Prospectus and any Permitted Free Writing Prospectus, as amended or supplemented.

(g)
Qualification. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(h)
Organizational Documents.  Complete and correct copies of the articles of incorporation and of the bylaws (or other organizational instruments) of the Company and the Subsidiaries and all amendments thereto have been made available to [Bank] or included in the Registration Statement, and except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no changes therein will be made during the term of this Agreement.

(i)
Subsidiary Capitalization.  All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary.

(j)
No Restrictions on Subsidiaries.  No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(k)
Compliance with Laws.   [Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments.]  The Company and the Subsidiaries possess all authorizations issued by the appropriate federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(l)
Non-contravention.  The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby will not (1) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its subsidiaries, (2) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (2) and (3) for such conflicts, b reaches, or violations, individually or in the aggregate, as would not have, or reasonably be expected to have, a Material Adverse Effect.

(m)
Authorization of Agreement.  The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement, has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity, and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

(n)
Authorization of Shares.  The Shares have been duly and validly authorized for issuance and sale, and, when issued and delivered against payment therefor pursuant to this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to any preemptive or similar rights.

(o)
No Registration, Preemption, First Refusal or Participation Rights.  No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(p)
Consents and Approvals.  No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(q)
Accountants.  (xviii)  BDO Seidman, LLP, which has certified certain financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting, is an independent public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(r)
Licenses and Permits.  Each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus except where the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; neither the Company nor any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would have, or would reasonably be expected to have, a Material Adverse Effect.

(s)
Descriptions of Proceedings and Agreements.  Except as set forth in the Prospectus and any Permitted Free Writing Prospectus, there are no legal or governmental proceedings pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them or to which the Company or any of its subsidiaries or to which any of the respective properties of the Company or any of its subsidiaries is subject that are not disclosed in any Permitted Free Writing Prospectus and the Prospectus or that, if adversely decided, would reasonably be expected to have a Material Adverse Effect or materially adversely affect the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement.  There are no indentures, mortgages, deeds of trust, loan agreements, leases or other agreements or instruments of the Company or any of its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, that are not described in the Prospectus and any Permitted Free Writing Prospectus.

(t)
Financial Information.  The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those consolidated financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information, if any, included in the Registration Statement or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference or included in the Registration Statement and the Prospectus.

(u)
No Material Changes.  Subsequent to the respective dates as of which information is given in the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any loss, or adverse change, or any development that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (ii) any transaction entered into by each of the Company and its subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by each of the Company and its subsidiaries that is material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations that are reflected in the Prospectus and any Permitted Free Writing Prospectus, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than through the exercise of outstanding options and warrants or the conversion of outstanding preferred stock), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(v)
Timely Filings.  The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the Exchange Act during the preceding 12 calendar months, and, if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act (“Rule 12b-25(b)”) with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b).  The aggregate market value of the Company’s voting and non-voting common equity held by non-affiliates of the Company was at least $75 million within 60 days prior to the date of filing of the Registration Statement.

(w)
No Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x)
No Rights to Acquire Stock.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  As of the date set forth in the Prospectus and any Permitted Free Writing Prospectus, there were no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus and any Permitted Free Writing Prospectus.  Since such date, the Company has not issued any securities other than Common Stock issued pursuant to the exercise of warrants or upon the exercise of stock options previously outstanding under the Company’s stock option plans and the issuance of Common Stock pursuant to employee stock purchase plans.

(y)
No Stabilization. None of the Company nor any of its affiliates (as defined in Rule 405 under the Securities Act) has directly, or through any agent taken any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(z)
No FINRA Affiliations. The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of FINRA.

(aa)
Real and Personal Property. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good and marketable title to all personal property and assets described in the Prospectus and any Permitted Free Writing Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Prospectus and any Permitted Free Writing Prospectus or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All the property described in the Prospectus and any Permitted Free Writing Prospectus as being held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

(bb)
Compliance with Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)
Intellectual Property. Each of the Company and its subsidiaries owns, possesses, licenses or possesses adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus and any Permitted Free Writing Prospectus as being owned by it or necessary for the conduct of its business, and, except as disclosed in the Prospectus and any Permitted Free Writing Prospectus, the Company has not received a claim to the contrary (an “IP Claim”) or any challenge (an “IP Challenge”) by any other person to the rights of each of the Company and its subsidiaries with respect to the foregoing, except for such IP Claims and IP Challenges that would not reasonably be expected to have a Material Adverse Effect.

(dd)
Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ee)
Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(ff)
Taxes. Except as disclosed in the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries have filed all tax returns required to be filed (other than filings being contested in good faith), which returns are true and correct in all material respects, and neither of the Company nor any of its subsidiaries is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto (other than taxes being contested in good faith), except where the failure to file such returns and make such payments (whether or not being contested in good faith) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)
Benefit Plans. None of the Company or its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(hh)
Employees.  Neither the Company nor any of its subsidiaries is involved in any strike, job action or labor dispute with any group of its employees that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no such action or dispute is threatened.

(ii)
Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(jj)
Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

(kk)
OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and, to the Company’s knowledge, the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)
Offering. With respect to the offering(s) contemplated hereby, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, any Basic Prospectus, the Prospectus, or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(mm)
No Brokerage Fees. Other than any agreements between the Company and [Bank], neither the Company nor any of its subsidiaries is a party to any agreement or understanding with any person that would give rise to a valid claim against the Company or [Bank] for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement.

(nn)
Federal Reserve Regulations. Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(oo)
Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)
Listing Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing. The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Rules.

(qq)	[Regulation M. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 under Regulation M under the Exchange Act by subsection (c)(1) of such rule.]

5.	Certain Covenants of the Company. The Company hereby agrees with [Bank]:

(a)
Before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case other than due to the filing of an Incorporated Document), or during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Act, to furnish to [Bank] a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission, and the Company will not use, or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which [Bank] reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law.

(b)
To prepare a Prospectus Supplement with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by [Bank] and to file such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) and Rules 430B or 430C under the Act and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed and available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) to [Bank] via e-mail in “.pdf” format on such filing date to an e-mail account designated by [Bank] and, at [Bank]’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)
To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise [Bank], promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Basic Prospectus, the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading.

(d)
In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or suspending any such qualification referred to above, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)
To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as [Bank] may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise [Bank] of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)
To make available to [Bank], without charge, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to [Bank], as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as [Bank] may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly, subject to Section 5(a) hereof, such amendment or amendments to the Registration Statement, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)
To furnish or make available to [Bank] during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to [Bank] from time to time during the term of this Agreement such other information as [Bank] may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of [Bank], as applicable; provided, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to [Bank].

(h)
If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for [Bank] or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, prompt notice shall be given, and confirmed in writing, to [Bank] to cease the solicitation of offers to purchase the Shares, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)
To generally make available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 under the Act) covering each 12-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)
To furnish to [Bank] one signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein.

(k)
To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus under the caption “Use of Proceeds.”

(l)
The Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m)
Except as otherwise agreed between the Company and [Bank], to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus, each Preliminary Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to [Bank] and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to [Bank] (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for [Bank] in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to [Bank], (v) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, (vii) the fees and disbursements of counsel to the Company in connection with the negotiation and completion of this Agreement (which shall include all matters required to be completed as conditions precedent to the parties agreeing to and executing the initial Transaction hereunder) and (viii) the performance of the Company’s other obligations hereunder.

(n)
With respect to the offering(s) contemplated hereby, that the Company will not offer shares of Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(o)
During each period beginning with the date of the Transaction Notice and ending after the close of business on the Purchase Date for the related Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of [Bank], other than the Shares to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock-based compensation plans.

(p)
The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(q)	To use its best efforts to cause the Shares to be listed on the Exchange.

(r)	That it consents to [Bank] trading in the Common Stock for [Bank]’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s)
The Company covenants and agrees with [Bank] that (i) with respect to each of the Company’s first three fiscal quarters, on or prior to the date on which the Company shall be obligated to file a Quarterly Report on Form 10-Q in respect of such quarter and (ii) with respect to the Company’s fourth fiscal quarter for the year ended 20__ and for each year thereafter, on or prior to the 35th day following the end of the forth fiscal quarter but only for such quarter in which sales of the Shares were made by [Bank] pursuant to this Agreement (each such date, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act, which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold through [Bank] as agent pursuant to this Agreement in At-the-Market Offerings, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the Exchange as are required by such Exchange.

(t)	To use its best efforts to satisfy, or cause to be satisfied, the conditions set forth in Section 6 hereof on or in respect of each Closing Date hereunder.

(u)
To advise [Bank] promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to [Bank] pursuant to this Agreement.

6.     Execution of Agreement.  [Bank]’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:

(a)	the Company shall have delivered to [Bank]:

(i)	an officers’ certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit B hereto;

(ii)
an opinion of Morrison & Foerster LLP, counsel for the Company, and general counsel of the Company, each addressed to [Bank] and dated the date of this Agreement, as to the matters set forth in Exhibit C hereto[, with only such departures from such form as _______________, counsel for [Bank], shall have approved];

(iii)	a “comfort” letter of BDO Seidman, LLP, dated the date of this Agreement and addressed to [Bank], in a form reasonably satisfactory to [Bank] and its counsel;

(iv)	evidence reasonably satisfactory to [Bank] and its counsel that the Registration Statement has become effective;

(v)
evidence reasonably satisfactory to [Bank] and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date;

(vi)
resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Registration Statement, Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares and such other matters as are customary for the transactions contemplated hereby; and

(vii)	such other documents as [Bank] shall reasonably request; and

(b)	[Bank] shall have received the favorable opinion of _______________, as to the matters set forth in Exhibit D hereto.

7.     Additional Covenants of the Company. The Company further covenants and agrees with [Bank] as follows:

(a)
Each acceptance of a Transaction Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to [Bank] pursuant hereto are true and correct at the Time of Acceptance, and an undertaking that such representations and warranties will be true and correct on any Closing Date, and at the time of delivery of Shares pursuant to the Transaction Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice).

(b)
Each time that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 7(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 5(b) hereof), the Company shall furnish or cause to be furnished to [Bank] within one business day the following, each dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to [Bank] and its counsel:

(i)
a certificate certifying as to the matters set forth in Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to such time);

(ii)
an opinion of Morrison & Foerster LLP, counsel for the Company, addressed to [Bank], as to the matters set forth in Exhibit C hereto[, with only such departures from such form as _______________, counsel for [Bank], shall have approved]; or, in lieu of such opinion, counsel last furnishing such opinion to [Bank] shall furnish [Bank] with a letter substantially to the effect that [Bank] may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

(iii)
a “comfort” letter of BDO Seidman, LLP, addressed to [Bank], in a form reasonably satisfactory to [Bank] and its counsel of the same tenor as the letter referred to in Section 6(a)(iii) hereof but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter; and

(iv)	such other documents as [Bank] shall reasonably request;

provided, however, that the Company will not be required to furnish any of such certificates, opinions, letters or other documents to [Bank] in connection with the filing of a Current Report on Form 8-K unless (i) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice is in effect or a prospectus relating to the Shares is required to be delivered under the Act and (ii) [Bank] has requested such certificates, opinions, letters or other documents based upon the event or events reported in such Current Report on Form 8-K.

(c)
(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(b) hereof; and all requests by the Commission for additional information shall have been complied with to the satisfaction of [Bank] and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(d)
To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Shares sold through [Bank] under this Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant period.

8.     Conditions of [Bank]’s Obligation with Respect to Sale of the Shares. [Bank]’s obligation to, as the case may be, solicit purchases on an agency basis for, or purchase, the Shares pursuant to a Transaction Notice that has been accepted by the Company shall be subject to the satisfaction of the following conditions at the Time of Acceptance, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

(a)
The representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of such dates.

(b)	The Company shall have performed and observed its covenants and other obligations hereunder in all material respects.

(c)	From the date of delivery of the Transaction Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended.

(d)
From the date of this Agreement, no event or condition of a type described in Section 4(u) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of [Bank] makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(e)	The Shares to be issued pursuant to the Transaction Notice shall have been approved for listing on the Exchange, subject only to notice of issuance.

(f)
No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(g)
[Bank] shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as [Bank] may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(h)	The Company shall have furnished evidence reasonably satisfactory to [Bank] and its counsel that the Registration Statement remains effective.

(i)
No amendment or supplement to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which [Bank] shall have objected in writing.

(j)	On or prior to the Closing Date, the Company shall have furnished to [Bank] such further certificates and documents as [Bank] may reasonably request.

9.     Termination by [Bank]. This Agreement and the obligations of [Bank] hereunder may be terminated, in the sole and absolute discretion of [Bank], if at any time (i) any of the conditions specified in Section 8 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; (ii) there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development that is reasonably expected to cause a material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business; (iii) there has since the date hereof occurred an outbreak or escalation of hostilities, any change in the financial markets or any other national or international calamity or crisis the effect of which, in the judgment of [Bank], is material and adverse and makes it impracticable or inadvisable to market or deliver the Shares or enforce contracts for the sale of the Shares; (iv) trading in any securities of the Company has been suspended by the Commission or by the Exchange or trading generally on the Exchange has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or FINRA or by order of the Commission or any other governmental authority; (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that in the reasonable opinion of [Bank] has or will have a Material Adverse Effect; (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of [Bank] has a material and adverse effect on the securities markets in the United States; or (vii) a general moratorium on commercial banking activities has been declared by federal or New York authorities.

If [Bank] elects to terminate this Agreement as provided in this Section 9, [Bank] shall promptly notify the Company of such termination by telephone, promptly confirmed by facsimile or email stating in reasonable detail the basis therefor. If a Transaction Notice is pending at the time of termination, [Bank] may declare such Transaction Notice void or may require the Company to complete the sale of Shares as specified in the Transaction Notice, at [Bank]’s sole discretion (to the extent doing so is permitted under applicable law and regulation).

If the solicitation of purchases on an agency basis or purchases by [Bank] as principal of the Shares, as contemplated by this Agreement, is not carried out by [Bank] for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and [Bank] shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).

[Bank] may terminate this Agreement for any reason upon giving 30 days’ prior notice to the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination and [Bank] shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).

10.   Termination by Company.  The Company may terminate this Agreement in its sole discretion upon 30 days’ prior written notice to [Bank].

11.   Indemnity and Contribution.

(a)
The Company agrees to indemnify and hold harmless [Bank], its affiliates, directors and officers and each person, if any, who controls [Bank] within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to [Bank] furnished to the Company in writing by [Bank] expressly for use therein, it being understood and agreed that the only such information furnished by [Bank] consists of the information described as such in Section 11(b) hereof.

(b)
[Bank] agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to [Bank] furnished to the Company in writing by [Bank] expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by [Bank] consists of the information in the Prospectus as specified in Exhibit F hereto.

(c)
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Sections 11(a) or 11(b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 11. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for [Bank], its affiliates, directors and officers and any control persons of [Bank] shall be designated in writing by [Bank] and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)
If the indemnification provided for in Sections 11(a) and 11(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and [Bank], on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and [Bank], on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and [Bank], on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total discounts and commissions received by [Bank] in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and [Bank], on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by [Bank], and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)
The Company and [Bank] agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d) hereof.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 11(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 11, in no event shall [Bank] be required to contribute any amount in excess of the amount by which the total discounts and commissions received by [Bank] with respect to the offering of the Shares exceeds the amount of any damages that [Bank] has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

12. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to ___, shall be sufficient in all respects if delivered to __________, _______________, _______________, with separate copies to the attention of _______________, _____@_____.com, and _______________, _____@_____.com, Facsimile Number __________, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at

Sonic Solutions
101 Rowland Way, Suite 110
Novato, California 94945
Attn: ____________,

with a copy to Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attn: James R. Tanenbaum, Esq.
Facsimile Number: (212) 468-7900

Notwithstanding the foregoing, Transaction Notices shall be delivered by facsimile or “.pdf” email format as follows:

To the Company:
Facsimile: _________
email: _________
Attn: _________
Tel. Confirm: __________

To ___ of the Acceptance of Transaction Notice:
Facsimile: _________
email: _________
Attn: _________
Tel. Confirm: __________

13. No Fiduciary Relationship.  The Company acknowledges and agrees that [Bank] is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, [Bank] is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and [Bank] shall have no responsibility or liability to the Company with respect thereto. Any review by [Bank] of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of [Bank] and shall not be on behalf of the Company.

14. Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Shares.

15. [Bank] as Market Maker.  [Bank] and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that [Bank] purchases Shares as principal and is acting as agent pursuant to this Agreement; provided that [Bank] acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by [Bank] and its affiliates to enter into any such transactions.

16. Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

17. Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  Each of [Bank] and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

18. Parties in Interest.  The Agreement herein set forth has been and is made solely for the benefit of [Bank] and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from [Bank]) shall acquire or have any right under or by virtue of this Agreement.

19. Successors and Assigns.  This Agreement shall be binding upon [Bank] and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and [Bank]’s respective businesses and/or assets.

20. Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and [Bank] contained in this Agreement or made by or on behalf of the Company or [Bank] pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or [Bank].

21. Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

22. Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

23. Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

Exhibit A

If the foregoing correctly sets forth the understanding among the Company and [Bank], please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and [Bank].

Very truly yours,

SONIC SOLUTIONS

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

By:
Name:
Title:

Exhibit A

[___ Letterhead]

__________, 20__

Sonic Solutions
101 Rowland Way, Suite 110
Novato, California 94945
Attention: __________

VIA FACSIMILE

TRANSACTION NOTICE

Dear ___________:

This Notice sets forth the terms of the agreement of _______________ (“___”)  with Sonic Solutions, a California corporation (the “Company”), relating the issuance of up to ____ shares of the Company’s common stock, no par value pursuant to the Distribution Agreement between the Company and ___, dated ______, 20__ (the “Agreement”).  Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with ___ to engage in the following Transaction:

Type of Transaction:	[Agency or Principal Transaction]

Number of Shares to be Sold:

Minimum Price at which Shares may be Sold:
(“Floor Price”)

Date(s) on which Shares may be Sold:
(“Purchase Date”)

Discount/Commission / Agent’s Fee:

Manner in which Shares
are to be Sold:	[Specify “at-the-market” or other method]

Option to purchase additional Shares pursuant to Section 3(c) of the Agreement:	[Applicable or Not Applicable]

Period for exercise of option to purchase additional Shares pursuant to Section 3(c) of the Agreement:	_____ days

The Transaction set forth in this Notice will not be binding on the Company or ___ unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor ___ will be bound by the terms of this Notice unless the Company delivers its Acceptance by ____ am/pm (New York time) on [the date hereof/________, 20__].

Exhibit A

The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference.  Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s Acceptance and on any Purchase Date and any Closing Date.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours,

By:
Name:
Title:

ACCEPTED as of the date first above written

SONIC SOLUTIONS

By:
Name:
Title:

[Note:  The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

Exhibit B

Officers’ Certificate

1.	The representations and warranties of the Company in the Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;

3.
The Company’s Registration Statement (File No. 333-________) under the Act become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

4.
Except as otherwise disclosed in writing to ___ by the Company, subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any loss or adverse change, or any development that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (ii) any transaction entered into by each of the Company and its subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by each of the Company and its subsidiaries that is material to the Company and its subsidiaries taken as a while, except for liabilities or obligations that are reflected in the Prospectus and any Permitted Free Writing Prospectus, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than through the exercise of outstanding options and warrants or the conversion of outstanding preferred stock), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

B - 1

Exhibit C

Matters to be covered in Opinion of Company Counsel

i.
To such counsel’s knowledge, there are no legal or governmental proceedings pending against the Company or any of its subsidiaries or threatened against any of them or to which the Company or any of its subsidiaries or to which any of the respective properties of the Company or any of its subsidiaries is subject that are not disclosed in the Permitted Free Writing Prospectus  and the Prospectus or that, if adversely decided, would reasonably be expected to have a Material Adverse Effect or materially adversely affect the issuance of the Shares or the consummation of any of the transactions contemplated by the Agreement.

ii.
To such counsel’s knowledge, neither the Company nor any of its subsidiaries is involved in any strike, job action or labor dispute with any group of its employees that would reasonably be expected to have a Material Adverse Effect, and no such action or dispute is threatened.

iii.
The execution, delivery and performance of the Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated thereby will not (1) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its subsidiaries, (2) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

iv.
The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Global Select Market, and to such counsel’s knowledge, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing.

v.
To such counsel’s knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

vi.	All outstanding shares of the Company’s Common Stock have been duly authorized, validly issued and are fully paid and nonassessable.

Exhibit C

Such counsel shall also state that, although it has participated in conferences with representatives of [Bank] and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, the Permitted Free Writing Prospectus and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, such counsel has not independently verified the accuracy, completeness or fairness of such statements.  Such counsel also need not pass upon, nor assume any responsibility for, ascertaining whether or when any of the information contained in the Permitted Free Writing Prospectus was conveyed to any purchaser of the Shares.  Such counsel shall state that based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents and information comprising the Permitted Free Writing Prospectus, taken as a whole as of the Time of Sale, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, the Permitted Free Writing Prospectus or the Prospectus).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States to the extent deemed proper and specified in such opinion, upon the opinion of Morrison & Foerster LLP, or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to General Counsel of the Company; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

Exhibit C

Matters to be covered in Opinion of Morrison & Foerster LLP

1.           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement.  [The Company is duly qualified as a foreign corporation to transact business in __________.]

2.           The Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company.

3.           The execution, delivery and performance of the Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated by the Agreement will not (1) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its subsidiaries, (2) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

4.           The Shares have been duly authorized and, upon delivery to [Bank] against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive rights set forth in the Company’s articles of incorporation.

5.           The Shares conform in all material respects to the description thereof contained under the heading “Description of Common Stock” in the Prospectus.

6.           The Registration Statement has become effective under the Securities Act, and such counsel is not aware that any stop order suspending the effectiveness of the Registration Statement has been issued or any proceeding for that purpose has been instituted under the Securities Act.

7.           The Registration Statement, as of the effective date thereof, complied as to form in all material respects with the requirements of the Securities Act (except as to the financial statements and other financial information included therein, to which such counsel expresses no opinion).

8.           There are no indentures, mortgages, deeds of trust, loan agreements, leases or other agreements or instruments of the Company or any of its subsidiaries that are material to the Company and its subsidiaries taken as a whole, that are not described in the Prospectus or the Permitted Free Writing Prospectus.

Exhibit C

9.           No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Agreement by the Company and the consummation of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

Such counsel shall also state that, although it has participated in conferences with representatives of the Underwriters and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, the Permitted Free Writing Prospectus and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, such counsel has not independently verified the accuracy, completeness or fairness of such statements.  Such counsel also need not pass upon, nor assume any responsibility for, ascertaining whether or when any of the information contained in the Permitted Free Writing Prospectus was conveyed to any purchaser of the Shares.  Such counsel shall state that based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents and information comprising the Permitted Free Writing Prospectus, taken as a whole as of the Time of Sale, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, the Permitted Free Writing Prospectus or the Prospectus).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States to the extent deemed proper and specified in such opinion, upon the opinion of the General Counsel of the Company, or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

Exhibit D

Matters to be covered in Opinion of _______________, Counsel for [Bank]

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

2.	The Agreement has been duly authorized, executed and delivered by the Company; and

3.
The Shares have been duly authorized and, upon delivery to [Bank] against payment therefore in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Shares is not subject to preemptive rights.

In addition, we have participated in conferences with your representatives and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and have considered the matters required to be stated therein and the statements contained therein, although (i) we have not independently verified the accuracy, completeness or fairness of such statements and (ii) with your consent, our inquiries with respect to the matters referred to in this paragraph have been limited in scope, because our review of the Company’s corporate records, documents and instruments has been limited to (A) [the documents referred to in the second paragraph of this letter,] (B) the Company’s filings with the Commission that are incorporated by reference into the Registration Statement, (C) the exhibits to the Registration Statement and (D) the minutes of meetings of the Company’s Board of Directors held since _______, 20__.  Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rules 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which we express no belief).

D - 1

Exhibit E

Free Writing Prospectuses

E - 1

Exhibit F

Information Supplied By [Bank]

For example:

•	the following information in the Prospectus furnished on behalf of [Bank]
o	any material relationship described under the caption “Plan of Distribution”
•	the following information in the Permitted Free Writing Prospectus dated _______, 20__:

F - 1